Exhibit 24.1





                      Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-8302) pertaining to the 1981 and 1986 Incentive Stock Option Plans of LSB Industries, Inc. of our report dated March 15, 1994, with respect to the consolidated financial statements and schedules of LSB Industries, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1993.



          ERNST & YOUNG


Oklahoma City, Oklahoma
April 6,  1994